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                                                                 EXHIBIT 23.2


     CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-16633) pertaining to the Gargoyles, Inc. 1995 Stock Incentive Compensation Plan of our report dated March 14, 2000, with respect to the consolidated financial statements and schedule of Gargoyles, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



BDO Seidman, LLP
Seattle, Washington
March 30, 2000